Exhibit 23.1

                                 Letterhead of
                       Dale Matheson Carr-Hilton LaBonte
                             Chartered Accountants


July 28, 2005



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549

Re: WestCoast Golf Experiences, Inc. - Form SB-2 Registration Statement - 1st Amendment

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement - 1st Amendment dated July 28, 2005, of the following:

* Our report to the Stockholders and Board of Directors of WestCoast Golf Experiences, Inc. dated Mary 31, 2005 on the financial statements of the Company as at April 30, 2005 and for the period from April 20, 2005 (inception) to April 30, 2005.

In addition, we also consent to the reference to our firm as experts in accounting and auditing included in this Registration Statement.

Yours truly,


/s/ "DALE MATHESON CARR-HILTON LABONTE"
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Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia